UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 2, 2009

BANK OF FLORIDA CORPORATION

(Exact name of registrant as specified in its charter)

Florida	000-50091	59-3535315
(State or other jurisdiction Of incorporation)	Commission File Number	(I.R.S. Employer Identification No.)

1185 Immokalee Road, Naples, Florida	34110
(address of principal executive offices)	(Zip Code)

Registrant’s telephone number: (239) 254-2100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02.	Results of Operation and Financial Condition

On November 2, 2009, Bank of Florida Corporation (“Company”) issued a press release and related tables announcing its financial results for the period ending September 30, 2009. A copy of the press release is being filed as Exhibit 99.1 to this report and a copy of the related tables are filed as Exhibit 99.2 to this report.

ITEM 8.01.	Other Events.

On November 2, 2009, the Company issued another press release announcing the promotion of Scott Kellett, President of Bank of Florida Trust Company (“Trust Company”), to serve as both the Chief Executive Officer and President of the Trust Company. In addition the press release announced the reassignment of Craig Sherman to a senior role in the Company’s Special Assets Division. Mr. Sherman’s employment agreement with the Company has expired, and consistent with current Company policy, we plan to offer him a Change in Control Agreement on terms similar to change in control agreements we have with our other senior officers. We also plan to offer Mr. Kellett a Deferred Compensation Agreement, pursuant to the Company’s Deferred Compensation Plan. These agreements are subject to prior regulatory approvals.

ITEM 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are being furnished with this Report:

99.1	Financial Results Press Release.
99.2	Related Financial Tables.
99.3	Other Events Press Release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bank of Florida Corporation
(Registrant)

Date: November 2, 2009

/S/ TRACY L. KEEGAN
Tracy L. Keegan
Chief Financial Officer & Executive Vice President